UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2014
Date of Report (Date of earliest event reported)

Acxiom Corporation
 (Exact name of Registrant as specified in charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

601 E. Third St., Little Rock, Arkansas 72201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 501-342-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2014, Acxiom Corporation, a Delaware corporation (the “Company”), completed its previously announced acquisition of LiveRamp, Inc., a Delaware corporation (“LiveRamp”), pursuant to that certain Merger Agreement (the “Merger Agreement”), dated May 12, 2014, with LiveRamp, Big Sky Sub Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and The Brenner Group, Inc., a Delaware corporation, as stockholder representative.

Pursuant to the Merger Agreement, Merger Sub merged with and into LiveRamp, with LiveRamp surviving the merger and becoming a wholly owned subsidiary of the Company. The Company’s acquisition of LiveRamp was for approximately $278 million in cash and stock options exercisable for approximately 1.49 million shares of Company common stock, par value $0.10 per share (“Company Common Stock”).  Such stock options were issued in respect of unvested stock options of LiveRamp held by continuing employees that were assumed by the Company (the “Assumed Company Options”).  Such Assumed Company Options continue to have, and are subject to, substantially the same terms (including vesting) set forth in LiveRamp’s 2006 Stock Plan, as amended, and the related option agreements, except that such Assumed Company Options are exercisable for shares of Company Common Stock, at an exchange ratio determined based on the weighted average closing sale price of one share of Company Common Stock during the ten consecutive trading days ending on the second trading day before the closing of the acquisition.  The Company will file a registration statement on Form S-8 registering the shares of Company Common Stock issuable upon the exercise of the Assumed Company Options pursuant to the acquisition.

The cash portion of the purchase price was funded through the Company’s cash and cash equivalents.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 2.01 is hereby incorporated into this Item 3.02. In accordance with the Merger Agreement, a portion of the consideration to be delivered to the former equityholders of LiveRamp consists of Assumed Company Options exercisable for shares of Company Common Stock. The shares of Company Common Stock issuable upon the exercise of the Assumed Company Options will be registered on Form S-8 under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On July 1, 2014, Acxiom Corporation issued a press release announcing the completion of its previously announced acquisition of LiveRamp, Inc.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro forma Financial Information.

The Company intends to file pro forma financial information as required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d)           Exhibits.

Exhibit No.	Description
2.1*	Merger Agreement, dated May 12, 2014, by and among Acxiom Corporation, Big Sky Sub Acquisition, Inc., LiveRamp, Inc., and The Brenner Group, Inc.
99.1	Press Release issued on July 1, 2014

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed May 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2014	Acxiom Corporation

By: /s/ Jerry C. Jones
Name: Jerry C. Jones Title: Chief Ethics and Legal Officer & Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Merger Agreement, dated May 12, 2014, by and among Acxiom Corporation, Big Sky Sub Acquisition, Inc., LiveRamp, Inc., and The Brenner Group, Inc.
99.1	Press Release issued on July 1, 2014

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed May 14, 2014.